Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 2023 relating to the consolidated financial statements of Movella Holdings Inc. (fka Pathfinder Acquisition Corporation) appearing in the Movella Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

New York, New York
May 2, 2023